Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

Source: Steel Excel Inc.

Steel Excel Inc. Reports Fiscal 2013 First Quarter Financial Results

WHITE PLAINS, N.Y., May 7, 2013 – Steel Excel Inc. (Other OTC: SXCL) (“Steel Excel”, “SXCL” or the “Company”), which operates in two business segments, Steel Energy and Steel Sports, today announced operating results for the first quarter ended March 31, 2013. They are summarized in the following paragraphs. For a full discussion of the results, please see the Company's Form 10-Q, which can be found at www.steelexcel.com.

First Quarter Results

Steel Excel reported aggregate revenues of $26.4 million for the first quarter of 2013, as compared to $14.4 million for the same period of 2012. The income from continuing operations before tax was $1.3 million in the first quarter of 2013, as compared to income of $18,000 in the 2012 period. The net income for the first quarter of 2013 was $3.3 million, or $0.26 per diluted common share, as compared to a net loss of $1.9 million, or $0.17 per diluted common share, for the same period in 2012.

For the quarter, Steel Energy net revenues were $26.1 million, compared to $14.3 million in the 2012 quarter, while Steel Sports had net revenues of $0.3 million in the 2013 period, versus $0.1 million in the first quarter of 2012.

The principal reason for the Company’s increase in revenue and net income in the first quarter of 2013 can be attributed to the mid-2012 acquisition of Sun Well Service, Inc.

Financial Condition

Steel Excel’s Balance Sheet at March 31, 2013 reflected net working capital of $269.5 million, which included $261.8 million of cash and marketable securities, or $20.41 per share.

Adjusted EBITDA

Steel Excel generated Adjusted EBITDA of $5.3 million in the first quarter of 2013, as compared to Adjusted EBITDA of $2.1 million in the 2012 quarter, an improvement of $3.2 million. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

Financial Summary

	Three-Month Periods Ended
	March 31,
	2013	2012
	(in thousands, except per-share amounts)

Net revenues	$26,351	$14,446

Cost of revenues	18,691	8,759

Gross margin	7,660	5,687

Operating expenses
Selling, general and administrative	5,593	4,636
Amortization of intangibles	2,400	813
Total operating expenses	7,993	5,449

(Loss) income from continuing operations	(333)	238

Interest and other income (expense), net	1,674	(220)

Income from continuing operations before taxes	1,341	18

Benefit from (provision for) income taxes	1,633	(138)

Net income (loss) from continuing operations	2,974	(120)

Loss from discontinued operations, net of taxes	-	(2,348)

Net income (loss)	2,974	(2,468)

Net loss attributable to non-controlling interest	(336)	(580)

Net income (loss) attributable to Steel Excel Inc.	$3,310	$(1,888)

Net income (loss) per share attributable to Steel Excel Inc.:
Basic	$0.26	$(0.17)
Diluted	$0.26	$(0.17)

Shares used to compute net income (loss) per share:
Basic	12,886	10,891
Diluted	12,909	10,891

Segment Results

	Three-Month Periods Ended
	March 31,
	2013	2012
	(in thousands)

Net revenues
Steel Energy	$26,039	$14,290
Steel Sports	312	156
Total net revenues	$26,351	$14,446

Segment operating income (loss):
Steel Energy	$3,227	$3,316
Steel Sports	(1,292)	(783)
Total segment operating income	1,935	2,533

Unallocated corporate expenses and nonoperating units	(2,268)	(2,295)

Operating income (loss)	(333)	238
Interest and other income (expense), net	1,674	(220)

Income from continuing operations before taxes	$1,341	$18

Supplemental Non-GAAP Disclosures:

EBITDA Calculation

	Three-Month Periods Ended
	March 31,
	2013	2012
	(in thousands, except percentages)

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Steel Excel	$3,310	$(1,888)
Non-controlling interest	(336)	(580)

Net income (loss)	2,974	(2,468)
Loss from discontinued operations, net	-	2,348
Interest and other (income) expense, net	(1,674)	220
(Benefit from) income taxes	(1,633)	138

Operating income (loss)	(333)	238
Depreciation and amortization	5,000	1,818
Stock-based compensation	620	25

Adjusted EBITDA	$5,287	$2,081

Calculation of Adjusted EBITDA Margin:
Adjusted EBITDA	$5,287	$2,081
Net revenues	$26,351	$14,446
Adjusted EBITDA Margin	20.1%	14.4%

Adjusted EBITDA Information by Segment:
Steel Energy
Adjusted EBITDA	$8,081	$5,008
Net revenues	$26,039	$14,290
Adjusted EBITDA Margin	31.0%	35.0%

Steel Sports
Adjusted EBITDA	$(810)	$(656)
Net revenues	$312	$156

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA". The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SXCL, its business, and its financial condition. The Company defines Adjusted EBITDA as net income from continuing operations before the effects of realized and unrealized gains or losses, interest expense, taxes, depreciation and amortization, and excludes certain non-recurring and non-cash items including stock-based compensation. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized and unrealized losses, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses;
•	Adjusted EBITDA does not reflect the Company's interest expense;
•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•

Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include stock-based compensation and asset impairments;
•	Adjusted EBITDA does not include discontinued operations; and
•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SXCL.

The Company reconciles Adjusted EBITDA to income from continuing operations, net of tax, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

About Steel Excel

Steel Excel, through its two business segments, Steel Energy and Steel Sports, is committed to acquiring, strengthening and growing profitable businesses. Steel Energy provides well servicing, workover and other services to the oil and gas industry. Steel Sports is a network of branded participatory and experience-based businesses engaged in sports, training, entertainment and consumer lifestyle.

The publicly traded company is based in White Plains, N.Y.; (Other OTC: SXCL). Website: www.steelexcel.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SXCL's current expectations and projections about its future results, performance, prospects, and opportunities. SXCL has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our services; the hazardous nature of operations in the oilfield services industry, which could result in personal injury, property damage or damage to the environment; environmental and other health and safety laws and regulations, including those relating to climate change, and general economic conditions. Although SXCL believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2012, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, SXCL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

CONTACT:	Michael McNamara, Director of Public and Investor Relations

(212) 520-2356

mmcnamara@steelpartners.com